Exhibit 99.2

THIRD QUARTER 2023

Supplemental Financial Reporting Package

Rexford Industrial

12821

12821 KNOTT STREET | GARDEN GROVE

Rexford Industrial Realty, Inc.
NYSE: REXR
11620 Wilshire Boulevard, Suite 1000
Los Angeles, CA 90025
310.966.1680

Table of Contents.

Disclosures:
Forward-Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; an epidemic or pandemic (such as the outbreak and worldwide spread of novel coronavirus (COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities may implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned factors and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2022 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 13, 2023, and other risks described in documents we subsequently file from time to time with the SEC. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.
Our credit ratings, which are disclosed on page 4, may not reflect the potential impact of risks relating to the structure or trading of the Company's securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency's rating should be evaluated independently of any other agency's rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Third Quarter 2023 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Laura Clark	Chief Financial Officer
David Lanzer	General Counsel and Corporate Secretary

Board of Directors
Richard Ziman	Chairman
Tyler H. Rose	Lead Independent Director
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Robert L. Antin	Director
Diana J. Ingram	Director
Angela L. Kleiman	Director
Debra L. Morris	Director

Investor Relations Information
investorrelations@rexfordindustrial.com

Equity Research Coverage
BofA Securities	Camille Bonnel	(646) 855-5042
BMO Capital Markets	John Kim	(212) 885-4115
BNP Paribas Exane	Nate Crossett	(646) 725-3716
Citigroup Investment Research	Craig Mailman	(212) 816-4471
Colliers Securities	Barry Oxford	(203) 961-6573
Green Street Advisors	Vince Tibone	(949) 640-8780
J.P. Morgan Securities	Michael Mueller	(212) 622-6689
Jefferies LLC	Jonathan Petersen	(212) 284-1705
Mizuho Securities USA	Vikram Malhotra	(212) 282-3827
Robert W. Baird & Co.	Nicholas Thillman	(414) 298-5053
Scotiabank	Greg McGinniss	(212) 225-6906
Stifel	Stephen Manaker	(212) 271-3716
Truist Securities	Anthony Hau	(212) 303-4176
Wells Fargo Securities	Blaine Heck	(443) 263-6529
Wolfe Research	Andrew Rosivach	(646) 582-9250
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

Third Quarter 2023 Supplemental Financial Reporting Package	Page 3

Company Overview.
For the Quarter Ended September 30, 2023

Total # of Properties	371
Total Rentable Square Feet	44,998,613
Total Portfolio Occupancy	94.1%
Same Property Portfolio Occupancy	97.9%
Consolidated Portfolio NOI Growth	27.0%
Same Property Portfolio NOI Growth	8.9%
Same Property Portfolio Cash NOI Growth	9.5%
Core FFO Growth	33.5%
Core FFO/Share Growth	12.0%
Credit Ratings S&P/Moody's/Fitch (All Stable Outlook)	BBB+ Baa2 BBB+
Net Debt to Total Combined Market Capitalization	16.7%
Net Debt to Adjusted EBITDA	3.7x

Third Quarter 2023 Supplemental Financial Reporting Package	Page 4

Highlights - Consolidated Financial Results.
Quarterly Results	(in millions)

Net Operating Income (NOI)
(27% Year-over-Year Growth)
$160
$120
$80
$40
$0
$123.0
$136.4
$142.3
$149.8
$156.1
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023

Adjusted EBITDA
(26% Year-over-Year Growth)
$150
$120
$90
$60
$30
$0
$117.5
$129.5
$139.8
$141.3
$147.9
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023

Company Share of Core FFO
(33% Year-over-Year Growth)
$120
$100
$80
$60
$40
$20
$0
$86.1
$90.3
$102.7
$108.4
$115.0
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023

Adjusted Funds From Operations (AFFO)
(24% Year-over-Year Growth)
$100
$80
$60
$40
$20
$0
$68.4
$75.2
$86.0
$86.6
$84.9
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023

Third Quarter 2023 Supplemental Financial Reporting Package	Page 5

Financial and Portfolio Highlights and Capitalization Data. (1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Financial Results:
Total rental income	$204,212	$194,098	$185,164	$178,422	$162,581
Net income	$61,790	$56,910	$63,570	$45,708	$41,648
Net Operating Income (NOI)	$156,127	$149,788	$142,339	$136,367	$122,967
Company share of Core FFO	$114,969	$108,419	$102,660	$90,318	$86,120
Company share of Core FFO per common share - diluted	$0.56	$0.54	$0.52	$0.49	$0.50
Adjusted EBITDA	$147,925	$141,258	$139,755	$129,451	$117,532
Dividend declared per common share	$0.380	$0.380	$0.380	$0.315	$0.315
Portfolio Statistics:
Portfolio rentable square feet (“RSF”)	44,998,613	44,167,774	43,954,272	42,403,735	41,716,182
Ending occupancy	94.1%	94.0%	93.8%	94.6%	94.5%
Ending occupancy excluding repositioning/redevelopment(2)	97.9%	97.3%	97.4%	97.9%	97.8%
Rent Change - GAAP	64.8%	96.8%	80.2%	77.0%	88.6%
Rent Change - Cash	51.4%	74.8%	59.7%	52.4%	62.9%
Same Property Portfolio Performance:
Same Property Portfolio ending occupancy(3)	97.9%	98.1%	98.0%	98.1%	98.1%
Same Property Portfolio NOI growth(4)	8.9%	8.0%	7.1%
Same Property Portfolio Cash NOI growth(4)	9.5%	10.0%	10.6%
Capitalization:
Total shares and units issued and outstanding at period end(5)	213,435,271	208,031,757	208,016,268	196,400,973	189,606,738
Series B and C Preferred Stock and Series 1, 2 and 3 CPOP Units	$241,068	$241,068	$241,068	$241,068	$241,068
Total equity market capitalization	$10,774,099	$11,104,486	$12,649,238	$10,972,417	$10,100,618
Total consolidated debt	$2,245,605	$2,245,972	$2,250,136	$1,950,515	$1,948,390
Total combined market capitalization (net debt plus equity)	$12,936,436	$13,214,176	$14,645,756	$12,886,146	$12,011,867
Ratios:
Net debt to total combined market capitalization	16.7%	16.0%	13.6%	14.9%	15.9%
Net debt to Adjusted EBITDA (quarterly results annualized)	3.7x	3.7x	3.6x	3.7x	4.1x
(1)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section & reconciliation section beginning on page 31 and page 12 of this report, respectively.
(2)Ending occupancy excluding repositioning/redevelopment excludes “Other Repositioning” projects as well as those listed individually on pages 26-27.
(3)Reflects the ending occupancy for the current 2023 Same Property Portfolio for each period presented. For historical ending occupancy as reported in prior Supplemental packages, see “SPP Historical Information” on page 34.
(4)Represents the year over year percentage change in NOI and Cash NOI for the Same Property Portfolio.
(5)Includes the following # of OP Units/vested LTIP units held by noncontrolling interests: 7,300,541 (Sep 30, 2023), 7,351,049 (Jun 30, 2023), 7,597,554 (Mar 31, 2023), 7,561,260 (Dec 31, 2022) and 7,305,749 (Sep 30, 2022). Excludes the following # of shares of unvested restricted stock: 349,557 (Sep 30, 2023), 361,033 (Jun 30, 2023), 365,416 (Mar 31, 2023), 274,416 (Dec 31, 2022) and 275,717 (Sep 30, 2022). Excludes unvested LTIP units and unvested performance units.

Third Quarter 2023 Supplemental Financial Reporting Package	Page 6

Guidance.
As of September 30, 2023
2023 OUTLOOK*

METRIC	YTD RESULTS AS OF SEPTEMBER 30, 2023	Q3-2023 UPDATED GUIDANCE	Q2-2023 GUIDANCE
Net Income Attributable to Common Stockholders per diluted share (1)(2)	$0.83	$1.06 - $1.08	$1.03 - $1.06
Company share of Core FFO per diluted share (1)(2)	$1.62	$2.16 - $2.18	$2.13 - $2.16
Same Property Portfolio NOI Growth - GAAP (3)	8.0%	8.00% - 8.25%	7.75% - 8.50%
Same Property Portfolio NOI Growth - Cash (3)	10.0%	9.75% - 10.00%	9.50% - 10.25%
Average Same Property Portfolio Occupancy (Full Year) (3)	97.9%	+/- 97.75%	97.5% - 98.0%
General and Administrative Expenses (4)	$55.0M	$76.0M - $76.5M	$75.0M - $76.0M
Net Interest Expense	$46.8M	$62.0M - $62.5M	$64.5M - $65.5M

(1)Our 2023 Net Income and Core FFO guidance refers to the Company's in-place portfolio as of October 18, 2023, and the imminent closing of $245.0 million of transactions in the LA-San Gabriel Valley market, which is subject to customary closing conditions, and does not include any assumptions for additional prospective acquisitions, dispositions or related balance sheet activities that have not closed.
(2)See page 35 for a reconciliation of the Company’s 2023 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.
(3)Our 2023 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2022 through October 18, 2023, and excludes properties that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2022 and 2023 (as separately listed on pages 26-27) and select buildings in “Other Repositioning.” As of September 30, 2023, our 2023 Same Property Portfolio consists of buildings aggregating 32.5 million rentable square feet at 256 of our properties.
(4)Our 2023 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $32.0 million.
* A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, inflation, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Third Quarter 2023 Supplemental Financial Reporting Package	Page 7

Guidance (Continued).
As of September 30, 2023

2023 Guidance Rollforward (1)

Earnings Components	Range ($ per share)		Notes
2023 Core FFO Per Diluted Share Guidance (Previous)	$2.13	$2.16	Q2 2023 Guidance
Same Property Portfolio NOI Growth	—	—	FY 2023 SP NOI (GAAP) Guidance range of 8.00% - 8.25%
3Q-4Q Acquisitions	0.02	0.02	Incremental NOI related to $45M of acquisitions closed since prior guidance and the imminent closing of two transactions totaling $245M; no additional prospective activity included for guidance purposes
Repositioning/Redevelopment NOI	(0.01)	(0.01)	Incremental NOI from repositionings/redevelopments
Net G&A Expense	—	—	FY 2023 Guidance range of $76.0M - $76.5M
Net Interest Expense	0.02	0.01	FY 2023 Guidance range of $62.0M - $62.5M
Other	—	—
2023 Core FFO Per Diluted Share Guidance (Current)	$2.16	$2.18
Core FFO Per Diluted Share Annual Growth	10%	11%

(1)2023 Guidance and Guidance Rollforward represent the in-place portfolio as of October 18, 2023, and the imminent closing of $245.0 million of transactions in the LA-San Gabriel Valley market, which is subject to customary closing conditions, and does not include any assumptions for additional prospective acquisitions, dispositions or related balance sheet activities that have not closed unless otherwise noted.

Third Quarter 2023 Supplemental Financial Reporting Package	Page 8

Consolidated Balance Sheets.
(unaudited and in thousands)

	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
ASSETS
Land	$6,606,022	$6,400,698	$6,334,926	$5,841,195	$5,559,795
Buildings and improvements	3,869,303	3,723,837	3,671,384	3,370,494	3,275,572
Tenant improvements	160,108	155,182	153,019	147,632	141,413
Furniture, fixtures, and equipment	132	132	132	132	132
Construction in progress	188,079	127,416	102,633	110,934	88,545
Total real estate held for investment	10,823,644	10,407,265	10,262,094	9,470,387	9,065,457
Accumulated depreciation	(739,369)	(695,129)	(652,722)	(614,332)	(576,004)
Investments in real estate, net	10,084,275	9,712,136	9,609,372	8,856,055	8,489,453
Cash and cash equivalents	83,268	136,282	253,618	36,786	37,141
Restricted cash	—	—	16,239	—	—
Rents and other receivables, net	18,973	14,126	13,845	15,227	12,592
Deferred rent receivable, net	114,927	103,192	94,980	88,144	81,867
Deferred leasing costs, net	56,735	54,848	47,739	45,080	42,758
Deferred loan costs, net	3,783	4,139	4,474	4,829	5,184
Acquired lease intangible assets, net(1)	154,036	147,990	161,339	169,986	175,913
Acquired indefinite-lived intangible	5,156	5,156	5,156	5,156	5,156
Interest rate swap asset	24,494	19,869	6,947	11,422	12,565
Other assets	31,817	19,055	21,811	24,973	27,868
Acquisition related deposits	—	8,700	3,625	1,625	8,200
Total Assets	$10,577,464	$10,225,493	$10,239,145	$9,259,283	$8,898,697
LIABILITIES & EQUITY
Liabilities
Notes payable	$2,227,637	$2,227,154	$2,230,687	$1,936,381	$1,934,082
Interest rate swap liability	—	—	835	—	—
Accounts payable, accrued expenses and other liabilities	155,103	109,881	110,272	97,496	113,770
Dividends and distributions payable	81,423	79,370	79,370	62,033	59,926
Acquired lease intangible liabilities, net(2)	155,582	130,511	138,339	147,384	154,851
Tenant security deposits	83,643	81,163	77,029	71,935	69,756
Prepaid rents	30,772	42,600	44,303	20,712	19,992
Total Liabilities	2,734,160	2,670,679	2,680,835	2,335,941	2,352,377
Equity
Series B preferred stock, net ($75,000 liquidation preference)	72,443	72,443	72,443	72,443	72,443
Series C preferred stock, net ($86,250 liquidation preference)	83,233	83,233	83,233	83,233	83,233
Preferred stock	155,676	155,676	155,676	155,676	155,676
Common stock	2,065	2,010	2,008	1,891	1,826
Additional paid in capital	7,613,354	7,311,458	7,299,837	6,646,867	6,254,853
Cumulative distributions in excess of earnings	(320,180)	(298,367)	(273,849)	(255,743)	(237,135)
Accumulated other comprehensive income (loss)	21,142	16,525	3,117	8,247	9,223
Total stockholders’ equity	7,472,057	7,187,302	7,186,789	6,556,938	6,184,443
Noncontrolling interests	371,247	367,512	371,521	366,404	361,877
Total Equity	7,843,304	7,554,814	7,558,310	6,923,342	6,546,320
Total Liabilities and Equity	$10,577,464	$10,225,493	$10,239,145	$9,259,283	$8,898,697
(1)Includes net above-market tenant lease intangibles of $11,402 (September 30, 2023), $12,034 (June 30, 2023), $13,587 (March 31, 2023), $14,181 (December 31, 2022) and $14,434 (September 30, 2022). Balance also includes net below-market ground lease intangible of $12,724 (September 30, 2023), $12,765 (June 30, 2023), $12,806 (March 31, 2023), $12,847 (December 31, 2022) and $12,888 (September 30, 2022) related to a ground lease that was assumed by Company, for which the Company is the lessee, in connection with its acquisition of 2970 East 50th Street.
(2)Represents net below-market tenant lease intangibles as of the balance sheet date.

Third Quarter 2023 Supplemental Financial Reporting Package	Page 9

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Revenues
Rental income(1)	$204,212	$194,098	$185,164	$178,422	$162,581
Management and leasing services	158	171	190	160	163
Interest income	1,029	1,497	882	5	3
Total Revenues	205,399	195,766	186,236	178,587	162,747
Operating Expenses
Property expenses	48,085	44,310	42,825	42,055	39,614
General and administrative	18,575	18,267	18,197	19,733	14,951
Depreciation and amortization	60,449	58,793	59,429	56,568	51,146
Total Operating Expenses	127,109	121,370	120,451	118,356	105,711
Other Expenses
Other expenses	551	306	647	815	413
Interest expense	15,949	17,180	13,701	13,670	14,975
Total Expenses	143,609	138,856	134,799	132,841	121,099
Loss on extinguishment of debt	—	—	—	(38)	—
Gains on sale of real estate	—	—	12,133	—	—
Net Income	61,790	56,910	63,570	45,708	41,648
Less: net income attributable to noncontrolling interests	(2,824)	(2,717)	(3,064)	(2,431)	(2,368)
Net income attributable to Rexford Industrial Realty, Inc.	58,966	54,193	60,506	43,277	39,280
Less: preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Less: earnings allocated to participating securities	(314)	(318)	(320)	(240)	(201)
Net income attributable to common stockholders	$56,338	$51,560	$57,872	$40,722	$36,765

Earnings per Common Share
Net income attributable to common stockholders per share - basic	$0.27	$0.26	$0.30	$0.22	$0.21
Net income attributable to common stockholders per share - diluted	$0.27	$0.26	$0.30	$0.22	$0.21

Weighted average shares outstanding - basic	205,279,681	200,610,890	195,366,969	184,161,577	171,908,895
Weighted average shares outstanding - diluted	205,447,532	200,667,250	195,779,007	184,558,301	172,831,173
(1)We elected the “non-separation practical expedient” in ASC 842, which allows us to avoid separating lease and non-lease rental income. As a result of this election, all rental income earned pursuant to tenant leases, including tenant reimbursements, is reflected as one line, “Rental income,” in the consolidated statements of operations. Under the section “Rental Income” on page 34 in the definitions section of this report, we include a presentation of rental revenues, tenant reimbursements and other income for all periods because we believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

Third Quarter 2023 Supplemental Financial Reporting Package	Page 10

Consolidated Statements of Operations.
Quarterly Results (continued)	(unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Rental income	$204,212	$162,581	$583,474	$452,156
Management and leasing services	158	163	519	456
Interest income	1,029	3	3,408	5
Total Revenues	205,399	162,747	587,401	452,617
Operating Expenses
Property expenses	48,085	39,614	135,220	108,448
General and administrative	18,575	14,951	55,039	44,531
Depreciation and amortization	60,449	51,146	178,671	140,226
Total Operating Expenses	127,109	105,711	368,930	293,205
Other Expenses
Other expenses	551	413	1,504	746
Interest expense	15,949	14,975	46,830	34,826
Total Expenses	143,609	121,099	417,264	328,777
Loss on extinguishment of debt	—	—	—	(877)
Gains on sale of real estate	—	—	12,133	8,486
Net Income	61,790	41,648	182,270	131,449
Less: net income attributable to noncontrolling interests	(2,824)	(2,368)	(8,605)	(7,142)
Net income attributable to Rexford Industrial Realty, Inc.	58,966	39,280	173,665	124,307
Less: preferred stock dividends	(2,314)	(2,314)	(6,943)	(6,943)
Less: earnings allocated to participating securities	(314)	(201)	(952)	(605)
Net income attributable to common stockholders	$56,338	$36,765	$165,770	$116,759

Net income attributable to common stockholders per share – basic	$0.27	$0.21	$0.83	$0.70
Net income attributable to common stockholders per share – diluted	$0.27	$0.21	$0.83	$0.70

Weighted-average shares of common stock outstanding – basic	205,279,681	171,908,895	200,455,490	165,852,466
Weighted-average shares of common stock outstanding – diluted	205,447,532	172,831,173	200,667,573	166,401,434

Third Quarter 2023 Supplemental Financial Reporting Package	Page 11

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Net Income	$61,790	$56,910	$63,570	$45,708	$41,648
Adjustments:
Depreciation and amortization	60,449	58,793	59,429	56,568	51,146
Gains on sale of real estate	—	—	(12,133)	—	—
NAREIT Defined Funds From Operations (FFO)	122,239	115,703	110,866	102,276	92,794
Less: preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Less: FFO attributable to noncontrolling interests(2)	(4,909)	(4,812)	(4,833)	(4,591)	(4,454)
Less: FFO attributable to participating securities(3)	(461)	(451)	(427)	(387)	(306)
Company share of FFO	114,555	108,125	103,292	94,983	85,720

Company share of FFO per common share‐basic	$0.56	$0.54	$0.53	$0.52	$0.50
Company share of FFO per common share‐diluted	$0.56	$0.54	$0.53	$0.51	$0.50

FFO	$122,239	$115,703	$110,866	$102,276	$92,794
Adjustments:
Acquisition expenses	10	247	73	162	359
Impairment of right-of-use asset(4)	—	—	188	—	—
Loss on extinguishment of debt	—	—	—	38	—
Amortization of loss on termination of interest rate swaps	59	59	59	59	59
Non-capitalizable demolition costs	361	—	340	663	—
Write-offs of below-market lease intangibles related to unexercised renewal options(5)	—	—	(1,318)	(5,792)	—
Core FFO	122,669	116,009	110,208	97,406	93,212
Less: preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Less: Core FFO attributable to noncontrolling interests(2)	(4,924)	(4,823)	(4,809)	(4,405)	(4,471)
Less: Core FFO attributable to participating securities(3)	(462)	(452)	(425)	(368)	(307)
Company share of Core FFO	114,969	108,419	102,660	90,318	86,120

Company share of Core FFO per common share‐basic	$0.56	$0.54	$0.53	$0.49	$0.50
Company share of Core FFO per common share‐diluted	$0.56	$0.54	$0.52	$0.49	$0.50
Weighted-average shares outstanding-basic	205,279,681	200,610,890	195,366,969	184,161,577	171,908,895
Weighted-average shares outstanding-diluted(6)	205,447,532	200,667,250	195,779,007	184,558,301	172,831,173
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 31 of this report.
(2)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1, Series 2 and Series 3 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.
(3)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(4)Represents an impairment charge related to the right-of-use asset for one of our leased office spaces.
(5)Reflects the write-off of the portion of a below-market lease intangible attributable to below-market fixed rate renewal options that were not exercised due to the termination of the lease at the end of the initial lease term.
(6)Weighted-average shares outstanding-diluted includes adjustments for unvested performance units and shares issuable under forward equity sales agreements if the effect is dilutive for the reported period.

Third Quarter 2023 Supplemental Financial Reporting Package	Page 12

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net Income	$61,790	$41,648	$182,270	$131,449
Adjustments:
Depreciation and amortization	60,449	51,146	178,671	140,226
Gains on sale of real estate	—	—	(12,133)	(8,486)
Funds From Operations (FFO)	122,239	92,794	348,808	263,189
Less: preferred stock dividends	(2,314)	(2,314)	(6,943)	(6,943)
Less: FFO attributable to noncontrolling interests	(4,909)	(4,454)	(14,554)	(12,372)
Less: FFO attributable to participating securities	(461)	(306)	(1,339)	(909)
Company share of FFO	$114,555	$85,720	$325,972	$242,965

Company share of FFO per common share‐basic	$0.56	$0.50	$1.63	$1.46
Company share of FFO per common share‐diluted	$0.56	$0.50	$1.62	$1.46

FFO	$122,239	$92,794	$348,808	$263,189
Adjustments:
Acquisition expenses	10	359	330	451
Impairment of right-of-use asset	—	—	188	—
Loss on extinguishment of debt	—	—	—	877
Amortization of loss on termination of interest rate swaps	59	59	177	194
Non-capitalizable demolition costs	361	—	701	—
Write-offs of below-market lease intangibles related to unexercised renewal options(2)	—	—	(1,318)	—
Core FFO	122,669	93,212	348,886	264,711
Less: preferred stock dividends	(2,314)	(2,314)	(6,943)	(6,943)
Less: Core FFO attributable to noncontrolling interests	(4,924)	(4,471)	(14,556)	(12,433)
Less: Core FFO attributable to participating securities	(462)	(307)	(1,339)	(914)
Company share of Core FFO	$114,969	$86,120	$326,048	$244,421

Company share of Core FFO per common share‐basic	$0.56	$0.50	$1.63	$1.47
Company share of Core FFO per common share‐diluted	$0.56	$0.50	$1.62	$1.47

Weighted-average shares outstanding-basic	205,279,681	171,908,895	200,455,490	165,852,466
Weighted-average shares outstanding-diluted	205,447,532	172,831,173	200,667,573	166,401,434
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 31 of this report.
(2)Reflects the write-off of the portion of a below-market lease intangible attributable to below-market fixed rate renewal options that were not exercised due to the termination of the lease at the end of the initial lease term.

Third Quarter 2023 Supplemental Financial Reporting Package	Page 13

Non-GAAP AFFO Reconciliation. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Funds From Operations(2)	$122,239	$115,703	$110,866	$102,276	$92,794
Adjustments:
Amortization of deferred financing costs	1,001	999	856	840	766
Non-cash stock compensation	8,166	7,956	8,178	9,716	6,316
Loss on extinguishment of debt	—	—	—	38	—
Impairment of right-of-use asset	—	—	188	—	—
Amortization related to termination/settlement of interest rate derivatives	137	136	129	129	128
Note payable (discount) premium amortization, net	205	203	66	64	63
Non-capitalizable demolition costs	361	—	340	663	—
Deduct:
Preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Straight line rental revenue adjustment(3)	(11,792)	(8,653)	(7,628)	(7,467)	(8,411)
Amortization of net below-market lease intangibles(4)	(7,241)	(6,232)	(8,290)	(12,959)	(7,033)
Capitalized payments(5)	(10,581)	(8,885)	(8,924)	(7,757)	(7,272)
Recurring capital expenditures(6)	(10,874)	(6,683)	(2,194)	(2,593)	(2,658)
2nd generation tenant improvements and leasing commissions(7)	(4,406)	(5,623)	(5,259)	(5,437)	(3,940)
Adjusted Funds From Operations (AFFO)	$84,901	$86,606	$86,014	$75,198	$68,439

(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 31 of this report.
(2)A quarterly reconciliation of net income to Funds From Operations is set forth on page 12 of this report.
(3)The straight line rental revenue adjustment includes concessions of $6,745, $3,179, $3,492, $2,678 and $2,952 for the three months ended September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, respectively.
(4)The amortization of net below-market lease intangibles includes the write-off of $0, $0, $1,318, $5,792 and $0 for the three months ended September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, respectively, that is attributable to below-market fixed rate renewal options that were not exercised due to the termination of the lease at the end of the initial lease term.
(5)Includes capitalized interest, taxes, insurance and construction related compensation costs.
(6)Excludes nonrecurring capital expenditures of $67,472, $45,902, $28,937, $34,626 and $33,444 for the three months ended September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, respectively.
(7)Excludes 1st generation tenant improvements and leasing commissions of $1,256, $4,745, $666, $552 and $5,190 for the three months ended September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, respectively.

Third Quarter 2023 Supplemental Financial Reporting Package	Page 14

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDAre and Adjusted EBITDA. (1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Rental income(2)(3)	$204,212	$194,098	$185,164	$178,422	$162,581
Less: Property expenses	48,085	44,310	42,825	42,055	39,614
Net Operating Income (NOI)	$156,127	$149,788	$142,339	$136,367	$122,967
Amortization of above/below market lease intangibles	(7,241)	(6,232)	(8,290)	(12,959)	(7,033)
Straight line rental revenue adjustment	(11,792)	(8,653)	(7,628)	(7,467)	(8,411)
Cash NOI	$137,094	$134,903	$126,421	$115,941	$107,523

EBITDAre and Adjusted EBITDA

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Net income	$61,790	$56,910	$63,570	$45,708	$41,648
Interest expense	15,949	17,180	13,701	13,670	14,975
Depreciation and amortization	60,449	58,793	59,429	56,568	51,146
Gains on sale of real estate	—	—	(12,133)	—	—
EBITDAre	$138,188	$132,883	$124,567	$115,946	$107,769
Stock-based compensation amortization	8,166	7,956	8,178	9,716	6,316
Loss on extinguishment of debt	—	—	—	38	—
Acquisition expenses	10	247	73	162	359
Impairment of right-of-use asset	—	—	188	—	—
Pro forma effect of acquisitions(4)	1,561	172	6,927	3,589	3,088
Pro forma effect of dispositions(5)	—	—	(178)	—	—
Adjusted EBITDA	$147,925	$141,258	$139,755	$129,451	$117,532
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 31 of this report.
(2)See footnote (1) on page 10 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.
(3)Reflects (reduction) increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows (in thousands): $(1,033), $(746), $(340), $71 and $112 for the three months ended September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, respectively.
(4)Represents the estimated impact on Q3'23 EBITDAre of Q3'23 acquisitions as if they had been acquired on July 1, 2023, the impact on Q2'23 EBITDAre of Q2'23 acquisitions as if they had been acquired on April 1, 2023, the impact on Q1'23 EBITDAre of Q1'23 acquisitions as if they had been acquired on January 1, 2023, the impact on Q4'22 EBITDAre of Q4'22 acquisitions as if they had been acquired on October 1, 2022 and the impact on Q3'22 EBITDAre of Q3'22 acquisitions as if they had been acquired on July 1, 2022. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDAre had we owned the acquired entities as of the beginning of each period.
(5)Represents the impact on Q1'23 EBITDAre of Q1'23 dispositions as if they had been sold as of January 1, 2023.

Third Quarter 2023 Supplemental Financial Reporting Package	Page 15

Same Property Portfolio Performance.(1)
(unaudited and dollars in thousands)

Same Property Portfolio:
Number of properties	256
Square Feet	32,496,313

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended September 30,					Nine Months Ended September 30,
	2023	2022	$ Change	% Change		2023	2022	$ Change	% Change
Rental income(2)(3)(4)	$140,077	$128,954	$11,123	8.6%		$410,318	$383,024	$27,294	7.1%
Property expenses	32,353	29,999	2,354	7.8%		92,207	88,474	3,733	4.2%
Same Property Portfolio NOI	$107,724	$98,955	$8,769	8.9%	(4)	$318,111	$294,550	$23,561	8.0%	(4)
Straight-line rental revenue	(4,928)	(4,356)	(572)	13.1%		(14,166)	(15,509)	1,343	(8.7)%
Amort. of above/below market lease intangibles	(3,625)	(4,054)	429	(10.6)%		(11,024)	(12,825)	1,801	(14.0)%
Same Property Portfolio Cash NOI	$99,171	$90,545	$8,626	9.5%	(4)	$292,921	$266,216	$26,705	10.0%	(4)

Same Property Portfolio Occupancy:

	Three Months Ended September 30,			Three Months Ended June 30, 2023
	2023	2022	Year-over-Year Change (basis points)		Sequential Change (basis points)
Quarterly Weighted Average Occupancy:(5)
Los Angeles County	97.8%	98.4%	(60) bps	98.0%	(20) bps
Orange County	98.7%	99.4%	(70) bps	98.9%	(20) bps
Riverside / San Bernardino County	97.5%	97.3%	20 bps	96.9%	60 bps
San Diego County	97.1%	98.7%	(160) bps	98.4%	(130) bps
Ventura County	98.4%	99.3%	(90) bps	99.2%	(80) bps
Quarterly Weighted Average Occupancy	97.8%	98.4%	(60) bps	98.0%	(20) bps
Ending Occupancy:	97.9%	98.1%	(20) bps	98.1%	(20) bps
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 31 of this report.
(2)See “Same Property Portfolio Rental Income” on page 34 of the definitions section of this report for a breakdown of rental income into rental revenues, tenant reimbursement and other income for the three months ended September 30, 2023 and 2022.
(3)Reflects (decrease) increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows: $(752) thousand and $127 thousand for the three months ended September 30, 2023 and 2022, respectively and $(1,745) thousand and $462 thousand for the nine months ended September 30, 2023 and 2022, respectively.
(4)Rental income includes lease termination fees of $92 thousand and $58 thousand for the three months ended September 30, 2023 and 2022, respectively, and $230 thousand and $96 thousand for the nine months ended September 30, 2023 and 2022, respectively. Excluding these lease termination fees, Same Property Portfolio NOI increased by approximately 8.8% and 8.0% and Same Property Portfolio Cash NOI increased by approximately 9.5% and 10.0% during the three and nine months ended September 30, 2023, compared to the three and nine months ended September 30, 2022, respectively.
(5)Calculated by averaging the occupancy rate at the end of each month in 3Q-2023 and June 2023 (for 3Q-2023), the end of each month in 3Q-2022 and June 2022 (for 3Q-2022) and the end of each month in 2Q-2023 and March 2023 (for 2Q-2023).

Third Quarter 2023 Supplemental Financial Reporting Package	Page 16

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of September 30, 2023

Description	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Common shares outstanding(1)	206,134,730	200,680,708	200,418,714	188,839,713	182,300,989
Operating partnership units outstanding(2)	7,300,541	7,351,049	7,597,554	7,561,260	7,305,749
Total shares and units outstanding at period end	213,435,271	208,031,757	208,016,268	196,400,973	189,606,738
Share price at end of quarter	$49.35	$52.22	$59.65	$54.64	$52.00
Common Stock and Operating Partnership Units - Capitalization	$10,533,031	$10,863,418	$12,408,170	$10,731,349	$9,859,550
Series B and C Cumulative Redeemable Preferred Stock(3)	$161,250	$161,250	$161,250	$161,250	$161,250
4.43937% Series 1 Cumulative Redeemable Convertible Preferred Units(4)	27,031	27,031	27,031	27,031	27,031
4.00% Series 2 Cumulative Redeemable Convertible Preferred Units(4)	40,787	40,787	40,787	40,787	40,787
3.00% Series 3 Cumulative Redeemable Convertible Preferred Units(4)	12,000	12,000	12,000	12,000	12,000
Preferred Equity	$241,068	$241,068	$241,068	$241,068	$241,068
Total Equity Market Capitalization	$10,774,099	$11,104,486	$12,649,238	$10,972,417	$10,100,618

Total Debt	$2,245,605	$2,245,972	$2,250,136	$1,950,515	$1,948,390
Less: Cash and cash equivalents	(83,268)	(136,282)	(253,618)	(36,786)	(37,141)
Net Debt	$2,162,337	$2,109,690	$1,996,518	$1,913,729	$1,911,249
Total Combined Market Capitalization (Net Debt plus Equity)	$12,936,436	$13,214,176	$14,645,756	$12,886,146	$12,011,867
Net debt to total combined market capitalization	16.7%	16.0%	13.6%	14.9%	15.9%
Net debt to Adjusted EBITDA (quarterly results annualized)(5)	3.7x	3.7x	3.6x	3.7x	4.1x
Net debt & preferred equity to Adjusted EBITDA (quarterly results annualized)(5)	4.1x	4.2x	4.0x	4.2x	4.6x
(1)Excludes the following number of shares of unvested restricted stock: 349,557 (Sep 30, 2023), 361,033 (Jun 30, 2023), 365,416 (Mar 31, 2023), 274,416 (Dec 31, 2022) and 275,717 (Sep 30, 2022).
(2)Represents outstanding common units of the Company’s operating partnership (“OP”), Rexford Industrial Realty, LP, that are owned by unitholders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our OP. As of Sep 30, 2023, includes 792,646 vested LTIP Units & 940,847 vested performance units & excludes 324,684 unvested LTIP Units & 1,516,107 unvested performance units.
(3)Values based on liquidation preference of $25 per share and the following number of outstanding shares of preferred stock: 5.875% Series B (3,000,000); 5.625% Series C (3,450,000).
(4)Value based on 593,960 outstanding Series 1 preferred units at a liquidation preference of $45.50952 per unit, 906,374 outstanding Series 2 preferred units at a liquidation preference of $45 per unit and 164,998 outstanding Series 3 preferred units at a liquidation preference of $72.72825 per unit.
(5)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section & reconciliation section beginning on page 31 and page 12 of this report, respectively.

Third Quarter 2023 Supplemental Financial Reporting Package	Page 17

Debt Summary.
(unaudited and dollars in thousands)

Debt Detail:
As of September 30, 2023
Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance(2)
Unsecured Debt:
$1.0 Billion Revolving Credit Facility(3)	5/26/2026(4)	SOFR+0.685%(5)	6.095%	$—
$400M Term Loan Facility	7/19/2024(4)	SOFR+0.76%(5)	4.832%(6)	400,000
$100M Senior Notes	8/6/2025	4.290%	4.290%	100,000
$300M Term Loan Facility	5/26/2027	SOFR+0.76%(5)	3.677%(7)	300,000
$125M Senior Notes	7/13/2027	3.930%	3.930%	125,000
$300M Senior Notes	6/15/2028	5.000%	5.000%	300,000
$25M Series 2019A Senior Notes	7/16/2029	3.880%	3.880%	25,000
$400M Senior Notes	12/1/2030	2.125%	2.125%	400,000
$400M Senior Notes - Green Bond	9/1/2031	2.150%	2.150%	400,000
$75M Series 2019B Senior Notes	7/16/2034	4.030%	4.030%	75,000
Secured Debt:
960-970 Knox Street	11/1/2023	5.000%	5.000%	2,234
7612-7642 Woodwind Drive	1/5/2024	5.240%	5.240%	3,638
11600 Los Nietos Road	5/1/2024	4.190%	4.190%	2,333
$60M Term Loan Facility	10/27/2024(8)	SOFR+1.250%(8)	5.060%(9)	60,000
5160 Richton Street	11/15/2024	3.790%	3.790%	4,060
22895 Eastpark Drive	11/15/2024	4.330%	4.330%	2,558
701-751 Kingshill Place	1/5/2026	3.900%	3.900%	7,016
13943-13955 Balboa Boulevard	7/1/2027	3.930%	3.930%	14,690
2205 126th Street	12/1/2027	3.910%	3.910%	5,200
2410-2420 Santa Fe Avenue	1/1/2028	3.700%	3.700%	10,300
11832-11954 La Cienega Boulevard	7/1/2028	4.260%	4.260%	3,871
1100-1170 Gilbert Street (Gilbert/La Palma)	3/1/2031	5.125%	5.125%	1,791
7817 Woodley Avenue	8/1/2039	4.140%	4.140%	2,914
			3.615%	$2,245,605

Debt Composition(1):
Category	Weighted Average Term Remaining (yrs)(10)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed	4.8	3.615% (See Table Above)	3.615%	$2,245,605	100%
Variable	—	—	—%	$—	0%
Secured	2.4		4.571%	$120,605	5%
Unsecured	4.9		3.560%	$2,125,000	95%
*See footnotes on the following page*

Third Quarter 2023 Supplemental Financial Reporting Package	Page 18

Debt Summary (Continued).
(unaudited and dollars in thousands)

Debt Maturity Schedule(11):
Year	Secured(12)	Unsecured	Total	% Total	Effective Interest Rate(1)
2023	$2,234	$—	$2,234	—%	5.000%
2024	72,589	400,000	472,589	21%	4.849%
2025	—	100,000	100,000	4%	4.290%
2026	7,016	—	7,016	—%	3.900%
2027	19,890	425,000	444,890	20%	3.759%
2028	14,171	300,000	314,171	14%	4.948%
2029	—	25,000	25,000	1%	3.880%
2030	—	400,000	400,000	18%	2.125%
2031	1,791	400,000	401,791	18%	2.163%
2032	—	—	—	—%	—%
Thereafter	2,914	75,000	77,914	4%	4.034%
Total	$120,605	$2,125,000	$2,245,605	100%	3.615%
(1)Includes the effect of interest rate swaps effective as of September 30, 2023. See notes (6), (7) & (9) below. Excludes the effect of premiums/discounts, deferred loan costs and the credit facility fee.
(2)Excludes unamortized debt issuance costs, premiums and discounts aggregating $18.0 million as of September 30, 2023.
(3)The credit facility is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.125% to 0.300% depending on our investment grade rating, not including the impact of the sustainability-linked pricing component. In February 2023, the facility fee decreased by 0.01% to 0.115% from 0.125% after certifying that our sustainability performance target was met for 2022.
(4)The $1.0B revolving credit facility has two six-month extensions and the $400M term loan facility has two one-year extensions at the borrower’s option, subject to certain terms and conditions.
(5)The interest rates on these loans are comprised of Daily SOFR for the revolving credit facility and $400M term loan facility and 1M SOFR for the $300M term loan facility, plus a SOFR adjustment of 0.10%, and an applicable margin ranging from 0.725% to 1.40% for the revolving credit facility and 0.80% to 1.60% for the $300M and $400M term loan facilities depending on our credit ratings and leverage ratio, not including the impact of the sustainability-linked pricing component, all of which may change from time to time. In February 2023, the applicable margin decreased by 0.04% to 0.685% from 0.725% for the revolving credit facility and to 0.76% from 0.80% for the $300M and $400M term loan facilities after certifying that our sustainability performance target was met for 2022.
(6)We effectively fixed Daily SOFR related to our $400M term loan facility at a weighted average rate of 3.97231%, commencing on April 3, 2023 through June 30, 2025, by executing four interest rate swap transactions with an aggregate notional value of $400.0 million. The hedged effective interest rate on the $400M term loan facility is 4.832%.
(7)We effectively fixed 1M SOFR related to our $300M term loan facility at a weighted average rate of 2.81725%, commencing on July 27, 2022 through May 26, 2027, by executing five interest rate swap transactions with an aggregate notional value of $300.0 million. The hedged effective interest rate on the $300M term loan facility is 3.677%.
(8)The $60M term loan facility has interest-only payment terms (1M SOFR + SOFR adjustment of 0.10% + margin of 1.250%) and three one-year extensions available at the borrower’s option, subject to certain terms & conditions.
(9)We effectively fixed 1M SOFR related to our $60M term loan facility at 3.710%, commencing on April 3, 2023 through July 30, 2026, by executing an interest rate swap with a notional value of $60.0 million. The hedged effective interest rate on the $60M term loan facility is 5.060%.
(10)The weighted average remaining term to maturity of our consolidated debt is 4.8 years, or 5.2 years including extension options.
(11)Excludes potential exercise of extension options.
(12)Excludes the effect of scheduled monthly principal payments on amortizing loans.

Third Quarter 2023 Supplemental Financial Reporting Package	Page 19

Operations.
Quarterly Results

Leasing Volume, Square Feet (in millions)
2.5
2.0
1.5
1.0
0.5
0.0
1.7
1.1
1.8
2.1
1.5
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023

Consolidated Portfolio Ending Occupancy
Occupancy
Occupancy Excluding Repositioning/Redevelopment
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
94.5%
97.8%
94.6%
97.9%
93.8%
97.4%
94.0%
97.3%
94.1%
97.9%
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023

Leasing Activity - Rent Change
GAAP
CASH
110%
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
89%
63%
77%
52%
80%
60%
97%
75%
65%
51%
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023

Same Property Portfolio Ending Occupancy
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
98.1%
98.1%
98.0%
98.1%
97.9%
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023

Third Quarter 2023 Supplemental Financial Reporting Package	Page 20

Portfolio Overview.
At September 30, 2023	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Ending Occupancy %				In-Place ABR(3)
Market	# of Properties	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio(1)	Total Portfolio Excluding Repositioning/ Redevelopment(2)	Total (in 000’s)	Per Square Foot
Central LA	22	2,721,277	468,407	3,189,684	96.7%	85.3%	95.0%	96.4%	$36,583	$12.07
Greater San Fernando Valley	58	4,756,805	1,760,982	6,517,787	98.3%	84.9%	94.7%	98.9%	86,354	$13.99
Mid-Counties	28	2,258,247	962,172	3,220,419	98.2%	100.0%	98.8%	98.8%	49,259	$15.49
San Gabriel Valley	35	3,735,517	536,194	4,271,711	98.0%	82.1%	96.0%	98.5%	51,508	$12.56
South Bay	80	5,083,796	2,480,242	7,564,038	97.6%	81.8%	92.4%	97.5%	143,148	$20.47
Los Angeles County	223	18,555,642	6,207,997	24,763,639	97.8%	85.8%	94.8%	98.1%	366,852	$15.63

North Orange County	18	1,221,598	302,984	1,524,582	96.6%	66.5%	90.6%	99.7%	20,941	$15.16
OC Airport	10	833,956	304,672	1,138,628	99.8%	100.0%	99.9%	99.9%	21,014	$18.48
South Orange County	5	448,762	—	448,762	100.0%	—%	100.0%	100.0%	6,687	$14.90
West Orange County	10	725,788	576,071	1,301,859	100.0%	63.6%	83.9%	100.0%	15,724	$14.39
Orange County	43	3,230,104	1,183,727	4,413,831	98.7%	73.7%	92.0%	99.8%	64,366	$15.86

Inland Empire East	1	33,258	—	33,258	100.0%	—%	100.0%	100.0%	635	$19.09
Inland Empire West	50	5,921,285	3,220,454	9,141,739	97.9%	83.5%	92.9%	97.0%	117,153	$13.80
Riverside / San Bernardino County	51	5,954,543	3,220,454	9,174,997	97.9%	83.5%	92.9%	97.0%	117,788	$13.82

Central San Diego	21	1,237,291	772,591	2,009,882	97.0%	84.6%	92.3%	93.7%	33,537	$18.08
North County San Diego	14	1,243,994	235,838	1,479,832	96.7%	68.8%	92.2%	98.9%	18,878	$13.84
San Diego County	35	2,481,285	1,008,429	3,489,714	96.8%	80.9%	92.2%	95.8%	52,415	$16.28

Ventura	19	2,274,739	881,693	3,156,432	98.1%	96.7%	97.7%	99.1%	35,600	$11.54
Ventura County	19	2,274,739	881,693	3,156,432	98.1%	96.7%	97.7%	99.1%	35,600	$11.54
CONSOLIDATED TOTAL / WTD AVG	371	32,496,313	12,502,300	44,998,613	97.9%	84.4%	94.1%	97.9%	$637,021	$15.04
(1)See page 35 for historical occupancy by County.
(2)Excludes space aggregating 1,731,770 square feet at our properties that were in various stages of repositioning, redevelopment or lease-up as of September 30, 2023. See pages 26-27 for additional details on these properties.
(3)See page 31 for definitions and details on how these amounts are calculated.

Third Quarter 2023 Supplemental Financial Reporting Package	Page 21

Leasing Statistics and Trends.
(unaudited results)

Leasing Activity and Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023(1)	Dec 31, 2022(2)	Sep 30, 2022
Leasing Spreads:
GAAP Rent Change	64.8%	96.8%	80.2%	77.0%	88.6%
Cash Rent Change	51.4%	74.8%	59.7%	52.4%	62.9%

Leasing Activity (SF):(3)
New leases	862,420	961,235	522,288	411,428	702,882
Renewal leases	667,179	1,165,452	1,254,005	736,124	994,945
Total leasing activity	1,529,599	2,126,687	1,776,293	1,147,552	1,697,827

Total expiring leases	(1,653,111)	(2,065,869)	(2,461,943)	(1,457,914)	(1,736,079)
Expiring leases - placed into repositioning/redevelopment	557,387	395,180	720,119	301,572	63,000
Net absorption(4)	433,875	455,998	34,469	(8,790)	24,748
Retention rate(5)	62%	71%	83%	70%	72%
Retention + Backfill rate(6)	80%	79%	90%	83%	88%

Leasing Activity and Change in Annual Rental Rates and Turnover Costs for Current Quarter Leases:
				GAAP Rent				Cash Rent
Third Quarter 2023:	# Leases Signed	SF of Leasing	Weighted Average Lease Term (Years)	Current Lease	Prior Lease	Rent Change - GAAP	Weighted Avg. Abatement (Months)	Starting Cash Rent - Current Lease	Expiring Cash Rent - Prior Lease	Rent Change - Cash	Turnover Costs per SF(7)
New(8)	57	862,420	4.5	$18.91	$10.87	74.0%	1.4	$17.94	$11.50	56.0%	$7.21
Renewal	47	667,179	2.1	$20.38	$12.70	60.5%	0.3	$19.93	$13.37	49.1%	$0.83
Total / Wtd. Average	104	1,529,599	3.4	$19.86	$12.04	64.8%	0.7	$19.22	$12.70	51.4%	$3.16
(1)Q1-23 leasing spreads included a 164,500 RSF tenant with a below-market fixed rate renewal option. This lease impacted quarterly leasing spreads by ~1,700 basis points on both a GAAP and cash basis.
(2)Q4-22 leasing spreads included a 112,000 RSF tenant with a below-market fixed rate renewal option. This lease impacted quarterly leasing spreads by ~700 basis points on both a GAAP and cash basis.
(3)Excludes month-to-month tenants.
(4)Net absorption represents total leasing activity, less expiring leases adjusted for square footage placed into Repositioning, Redevelopment or “Other Repositioning.” Net absorption for all stated periods reflects the current definition.
(5)Retention rate is calculated as renewal lease square footage plus relocation/expansion square footage, divided by expiring lease square footage. Retention excludes square footage related to the following: (i) expiring leases associated with space that is placed into repositioning/redevelopment (including “Other Repositioning” projects) after the tenant vacates, (ii) early terminations with prenegotiated replacement leases and (iii) move outs where space is directly leased by subtenants.
(6)Retention + Backfill rate represents square feet retained (per Retention Rate definition in footnote 5) plus the square footage of move outs in the quarter which were re-leased prior to or during the same quarter, divided by expiring lease square footage.
(7)Turnover costs include estimated tenant improvement and leasing costs associated with leases executed during the current period. Excludes costs for 1st generation leases.
(8)GAAP and cash rent statistics and turnover costs for new leases exclude 16 leases aggregating 510,026 RSF for which there was no comparable lease data. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, including space in pre-development/entitlement process, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.

Third Quarter 2023 Supplemental Financial Reporting Package	Page 22

Leasing Statistics (Continued).
(unaudited results)

Lease Expiration Schedule as of September 30, 2023:

Year of Lease Expiration	# of Leases Expiring	Total Rentable Square Feet	In-Place + Uncommenced ABR (in thousands)	In-Place + Uncommenced ABR per SF
Available	—	1,156,570	$—	$—
Repositioning/Redevelopment(1)	—	1,385,453	—	$—
MTM Tenants	11	241,540	3,375	$13.97
2023	89	1,249,197	16,809	$13.46
2024	428	7,014,516	90,274	$12.87
2025	393	7,362,873	104,941	$14.25
2026	346	7,998,776	111,943	$14.00
2027	144	4,963,657	79,614	$16.04
2028	120	3,922,566	67,489	$17.21
2029	35	2,215,387	35,021	$15.81
2030	23	1,928,432	29,030	$15.05
2031	19	2,006,502	34,154	$17.02
2032	16	1,088,442	22,247	$20.44
Thereafter	36	2,464,702	50,510	$20.49
Total Portfolio	1,660	44,998,613	$645,407	$15.20
(1)Represents vacant space at properties that were classified as repositioning or redevelopment as of September 30, 2023. Excludes completed or pre-leased repositioning/redevelopment properties and properties in lease-up. See pages 26-27 for additional details on these properties.

Third Quarter 2023 Supplemental Financial Reporting Package	Page 23

Top Tenants and Lease Segmentation.
(unaudited results)

Top 20 Tenants as of September 30, 2023

Tenant	Submarket	Leased Rentable SF	In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)	Lease Expiration
Tireco, Inc.	Inland Empire West	1,101,840	$18,511	2.9%	$16.80	1/31/2025
Zenith Energy West Coast Terminals LLC	South Bay	—(2)	$11,446	1.8%	$3.28(2)	9/29/2041
Cubic Corporation	Central San Diego	515,382	$10,786	1.7%	$20.93	3/31/2038(3)
Federal Express Corporation	Multiple Submarkets(4)	527,861	$10,101	1.5%	$19.14	11/30/2032(4)
L3 Technologies, Inc.	South Bay	461,431	$8,728	1.3%	$18.92	9/30/2031
GXO Logistics Supply Chain, Inc.	Mid-Counties	411,034	$8,385	1.3%	$20.40	11/30/2028
Best Buy Stores, L.P.	Inland Empire West	501,649	$8,201	1.3%	$16.35	6/30/2029
The Hertz Corporation	South Bay	38,680(5)	$7,932	1.2%	$9.90(5)	3/31/2026
Michael Kors (USA)	Mid-Counties	565,619	$5,921	0.9%	$10.47	11/30/2026
Unified Grocers, Inc.	Central LA	695,120	$5,686	0.9%	$8.18	5/8/2038
Top 10 Tenants		4,818,616	$95,697	14.8%
Top 11 - 20 Tenants		2,279,297	$40,192	6.2%
Total Top 20 Tenants		7,097,913	$135,889	21.0%
(1)See page 31 for further details on how these amounts are calculated.
(2)The tenant is leasing an 80.2 acre industrial outdoor storage site with ABR of $11.4 million or $3.28 per land square foot.
(3)Includes (i) 200,155 RSF expiring Mar 31, 2026 and (ii) 315,227 RSF expiring Mar 31, 2038.
(4)Includes (i) one land lease in LA-Mid-Counties expiring Jul 31, 2025, (ii) one land lease in North OC expiring Oct 31, 2026, (iii) 30,160 RSF in Ventura expiring Sep 30, 2027, (iv) one land lease in LA-Mid-Counties expiring Jun 30, 2029, (v) 42,270 RSF in LA-South Bay expiring Oct 31, 2030, (vi) 311,995 RSF in North County San Diego expiring Feb 28, 2031, & (vii) 143,436 RSF in LA-South Bay expiring Nov 30, 2032.
(5)The tenant is leasing 18.4 acres of land with ABR of $7.9 million or $9.90 per land square foot.

Lease Segmentation by Size:
Square Feet	Number of Leases	Leased Building Rentable SF		Building Rentable SF		Building Leased %		Building Leased % Excl. Repo/Redev	In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)
<4,999	662	1,595,684		1,718,537		92.9%		94.9%	$28,171	4.4%	$17.65
5,000 - 9,999	236	1,667,914		1,794,335		93.0%		96.3%	29,065	4.5%	$17.43
10,000 - 24,999	310	4,994,975		5,533,619		90.3%		94.0%	83,610	12.9%	$16.74
25,000 - 49,999	166	6,129,915		6,653,186		92.1%		97.1%	87,886	13.6%	$14.34
50,000 - 99,999	119	8,530,468		8,952,052		95.3%		100.0%	125,618	19.5%	$14.73
>100,000	106	19,289,093		20,098,344		96.0%		99.0%	248,067	38.4%	$12.86
Building Subtotal / Wtd. Avg.	1,599	42,208,049	(2)	44,750,073	(2)	94.3%	(2)	98.0%	$602,417	93.3%	$14.27
Land/IOS(3)	26	8,382,470	(4)						40,582	6.3%	$4.84	(4)
Other(3)	35								2,408	0.4%
Total	1,660								$645,407	100.0%
(1)See page 31 for further details on how these amounts are calculated.
(2)Excludes 248,540 building RSF that is associated with “Land/IOS.” Including this RSF, total portfolio is 94.4% leased.
(3)“Land/IOS” includes leases for improved land sites and industrial outdoor storage (IOS) sites. “Other” includes amounts related to cellular tower, solar and parking lot leases.
(4)Represents land square feet and ABR per land square foot.

Third Quarter 2023 Supplemental Financial Reporting Package	Page 24

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Nine months ended September 30, 2023

				Year to Date
	Q3-2023	Q2-2023	Q1-2023	Total	SF(1)	PSF
Tenant Improvements:
New Leases – 1st Generation	$77	$56	$38	$171	219,691	$0.78
New Leases – 2nd Generation	89	—	4	93	88,952	$1.05
Renewals	324	139	255	718	401,254	$1.79
Total Tenant Improvements	$490	$195	$297	$982

Leasing Commissions & Lease Costs:
New Leases – 1st Generation	$1,179	$4,689	$628	$6,496	805,131	$8.07
New Leases – 2nd Generation	3,239	2,404	1,553	7,196	1,756,203	$4.10
Renewals	754	3,080	3,447	7,281	2,394,876	$3.04
Total Leasing Commissions & Lease Costs	$5,172	$10,173	$5,628	$20,973

Total Recurring Capex	$10,874	$6,683	$2,194	$19,751	43,778,145	$0.45
Recurring Capex % of NOI	7.0%	4.5%	1.5%	4.4%
Recurring Capex % of Rental Income	5.3%	3.4%	1.2%	3.4%

Nonrecurring Capex:
Repositioning and Redevelopment in Process(2)	$59,869	$39,094	$24,621	$123,584
Unit Renovation(3)	2,058	1,000	1,086	4,144
Other(4)	5,545	5,808	3,230	14,583
Total Nonrecurring Capex	$67,472	$45,902	$28,937	$142,311	30,203,382	$4.71

Other Capitalized Costs(5)	$10,855	$9,154	$9,120	$29,129

(1)For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period (including properties that were sold during the period). For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.
(2)Includes capital expenditures related to properties that were under repositioning or redevelopment as of September 30, 2023. See pages 26-27 for details of these properties.
(3)Includes non-tenant-specific capital expenditures with costs less than $100,000 per unit.
(4)Includes other nonrecurring capital expenditures including, but not limited to, seismic and fire sprinkler upgrades, replacements of either roof or parking lots, ADA related construction and capital expenditures for deferred maintenance existing at the time such property was acquired.
(5)Includes the following capitalized costs: (i) compensation costs of personnel directly responsible for and who spend their time on redevelopment, renovation and rehabilitation activity and (ii) interest, property taxes and insurance costs incurred during the pre-development and construction periods of repositioning or redevelopment projects.

Third Quarter 2023 Supplemental Financial Reporting Package	Page 25

Properties and Space Under Repositioning*/Redevelopment.(1)
As of September 30, 2023	(unaudited results, $ in millions)

Repositioning

				Est. Constr. Period(1)
Property (Submarket)	Total Property RSF(2)	Repo/ Lease-Up RSF(2)	Total Property Leased % 9/30/23	Start	Target Complet.	Est. Stabilization Period(1)(3)	Purch. Price(1)	Proj. Repo Costs(1)	Proj. Total Invest.(1)	Cumulative Investment to Date(1)	Actual Cash NOI 3Q-2023(1)	Est. Annual Stabilized Cash NOI(1)	Est. Unlevered Stabilized Yield(1)
CURRENT REPOSITIONING:
19431 Santa Fe Avenue (South Bay)(4)	LAND	LAND	100%(4)	1Q-22	4Q-23	4Q-23	$10.8	$3.4	$14.2	$13.6	$0.4	$1.8	12.8%
2800 Casitas Avenue (SF Valley)	116,158	116,158	—%	1Q-23	4Q-23	1Q-24	43.9	8.1	52.0	50.1	0.0	2.6	5.0%
444 Quay Avenue (South Bay)	26,700	26,700	—%	1Q-23	4Q-23	3Q-24	25.8	8.5	34.3	29.6	0.0	2.5	7.4%
500 Dupont Avenue (Inland Empire West)	274,852	274,852	—%	1Q-23	1Q-24	3Q-24	58.8	10.0	68.8	64.5	0.0	4.3	6.3%
11308-11350 Penrose Street (SF Valley)(5)	151,011	71,547	53%	1Q-23	1Q-24	4Q-24	12.1	7.2	19.3	15.3	0.0	1.4	7.4%
9755 Distribution Avenue (Central SD)	47,666	23,726	50%	2Q-23	4Q-23	2Q-24	5.5	1.9	7.4	6.8	0.1	0.9	12.4%
4039 Calle Platino (North County SD)	143,552	73,696	70%	2Q-23	1Q-24	3Q-24	20.5	4.2	24.7	22.5	0.2	2.0	8.0%
8902-8940 Activity Road (Central SD)(6)	112,876	13,950	87%	3Q-23	1Q-24	3Q-24	3.3	1.8	5.1	3.7	0.0	0.3	6.0%
2880 Ana Street (South Bay)	LAND	LAND	—%	3Q-23	1Q-24	4Q-24	34.9	2.9	37.8	35.5	0.0	1.7	4.5%
29120 Commerce Center Drive (SF Valley)	135,258	135,258	100%(7)	3Q-23	3Q-24	1Q-25	27.1	4.0	31.1	29.7	0.2	2.4	7.8%
14434-14527 San Pedro Street (South Bay)	58,094	58,094	—%	3Q-23	2Q-25	4Q-25	49.8	14.6	64.4	49.8	0.0	3.6	5.5%
Total/Weighted Average	1,066,167	793,981					$292.5	$66.6	$359.1	$321.1	$0.9	$23.5	6.6%

LEASE-UP REPOSITIONING:
8210-8240 Haskell Avenue (SF Valley)	52,934	52,934	28%	1Q-22	1Q-23	1Q-24	$12.5	$2.3	$14.8	$14.3	$0.0	$0.9	6.2%
20851 Currier Road (SG Valley)	59,412	59,412	—%	1Q-23	2Q-23	2Q-24	22.0	2.1	24.1	23.6	(0.1)	1.2	4.8%
Total/Weighted Average	112,346	112,346					$34.5	$4.4	$38.9	$37.9	$(0.1)	$2.1	5.3%

FUTURE REPOSITIONING:
263-321 Gardena Blvd (South Bay)	55,238	55,238	100%	4Q-23	3Q-24	4Q-24	$16.2	$2.9	$19.1	$16.3	$0.2	$2.2	11.7%
East 27th Street (Central LA)(8)	300,389	126,563	100%	4Q-23	3Q-24	1Q-25	26.9	5.3	32.2	26.9	(0.2)	2.1	6.6%
29125 Avenue Paine (SF Valley)	176,107	176,107	100%	4Q-23	4Q-24	2Q-25	45.3	6.2	51.5	45.3	0.4	3.1	6.0%
17311 Nichols Lane (OC West)	104,182	104,182	100%	1Q-24	4Q-24	4Q-24	17.1	5.4	22.5	17.1	0.3	1.7	7.7%
19301 Santa Fe Avenue (South Bay)	LAND	LAND	76%	1Q-24	4Q-24	3Q-25	14.7	4.6	19.3	14.8	0.0	1.0	5.3%
Total/Weighted Average	635,916	462,090					$120.2	$24.4	$144.6	$120.4	$0.7	$10.1	7.1%

Total Repositioning (Excluding Other)	1,814,429	1,368,417					$447.2	$95.4	$542.6	$479.4	$1.5	$35.7	6.6%

OTHER CURRENT REPOSITIONING IN PROCESS:
Other Repositioning - 24 projects with estimated costs < $1 million individually(9)								$13.9		$9.9			7.5%-8.5%
* “Properties and Space Under Repositioning” are typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.
— See numbered footnotes on page 28 —

Third Quarter 2023 Supplemental Financial Reporting Package	Page 26

Properties and Space Under Repositioning/Redevelopment* (Continued).(1)
As of September 30, 2023	(unaudited results, $ in millions)

Redevelopment

			Est. Constr. Period(1)
Property (Submarket)	Projected RSF(10)	Total Property Leased % 9/30/2023	Start	Target Complet.	Est. Stabilization Period(1)(3)	Purch. Price(1)	Proj. Redev Costs(1)	Proj. Total Invest.(1)	Cumulative Investment to Date(1)	Actual Cash NOI 3Q-2023(1)	Est. Annual Stabilized Cash NOI(1)	Est. Unlevered Stabilized Yield(1)
CURRENT REDEVELOPMENT:
1055 Sandhill Avenue (South Bay)	127,857	—%	3Q-21	1Q-24	3Q-24	$12.0	$18.6	$30.6	$20.3	$0.0	$2.7	8.8%
9615 Norwalk Boulevard (Mid-Counties)	201,571	—%	3Q-21	4Q-24	2Q-25	9.6	46.5	56.1	27.3	0.0	4.6	8.2%
9920-10020 Pioneer Blvd (Mid-Counties)	162,231	—%	4Q-21	1Q-24	3Q-24	23.6	33.4	57.0	40.6	0.0	3.3	5.9%
1901 Via Burton (North OC)	139,449	—%	1Q-22	2Q-24	3Q-24	24.5	21.2	45.7	33.8	0.0	3.0	6.5%
3233 Mission Oaks Blvd. (Ventura) **	117,358	—%	2Q-22	2Q-24	3Q-24	40.7	27.8	68.5	48.3	0.9	5.5	8.1%
8888-8992 Balboa Avenue (Central SD)	123,488	—%	3Q-22	3Q-24	4Q-24	19.9	20.9	40.8	24.4	0.0	2.5	6.1%
6027 Eastern Avenue (Central LA)	93,498	—%	3Q-22	3Q-24	1Q-25	23.4	19.9	43.3	28.5	0.0	2.1	4.8%
2390-2444 American Way (North OC)	100,483	—%	4Q-22	1Q-24	3Q-24	17.1	19.3	36.4	24.0	0.0	2.0	5.5%
12118 Bloomfield Avenue (Mid-Counties)	109,447	—%	4Q-22	3Q-24	1Q-25	16.7	20.4	37.1	18.5	0.0	2.4	6.6%
4416 Azusa Canyon Road (SG Valley)	130,063	—%	4Q-22	4Q-24	3Q-25	12.3	20.9	33.2	15.5	0.0	2.5	7.7%
3071 Coronado Street (North OC)	105,173	—%	1Q-23	1Q-24	3Q-24	28.2	17.9	46.1	38.2	0.0	2.2	4.8%
15010 Don Julian Road (SG Valley)	219,242	—%	1Q-23	4Q-24	2Q-25	22.9	29.7	52.6	25.9	0.0	3.8	7.2%
21515 Western Avenue (South Bay)	84,100	—%	2Q-23	4Q-24	3Q-25	19.1	19.3	38.4	20.8	0.0	1.9	4.9%
12772 San Fernando Road (SF Valley)	143,421	—%	3Q-23	3Q-24	1Q-25	22.1	23.8	45.9	23.3	0.0	3.0	6.6%
19900 Plummer Street (SF Valley)	79,900	—%	3Q-23	4Q-24	2Q-25	15.5	15.8	31.3	16.1	0.1	1.6	5.1%
Total/Weighted Average	1,937,281					$307.6	$355.4	$663.0	$405.5	$1.0	$43.1	6.5%

LEASE-UP REDEVELOPMENT:
12752-12822 Monarch St. (West OC) ***	163,864	24%	1Q-22	2Q-23	1Q-24	$34.1	$18.8	$52.9	$51.2	$(0.1)	$4.0	7.7%

FUTURE REDEVELOPMENT:
17907-18001 Figueroa Street (South Bay)	76,722	73%	4Q-23	4Q-24	3Q-25	$20.2	$17.6	$37.8	$20.2	$0.1	$2.5	6.5%
Rancho Pacifica - Bldg 5 (South Bay)(11)	76,500	100%	4Q-23	4Q-24	3Q-25	9.3	16.3	25.6	9.9	(0.1)	1.5	6.0%
1500 Raymond Avenue (North OC)	138,497	—%	4Q-23	1Q-25	2Q-25	46.1	25.1	71.2	48.1	0.0	3.3	4.6%
13711 Freeway Drive (Mid-Counties)	104,500	100%	2Q-24	3Q-25	1Q-26	34.1	23.0	57.1	34.5	0.2	2.6	4.6%
404-430 Berry Way (North OC)	147,000	16%	2Q-25	2Q-26	4Q-26	23.8	27.5	51.3	23.9	0.1	2.9	5.7%
Total/Weighted Average	543,219					$133.5	$109.5	$243.0	$136.6	$0.3	$12.8	5.3%

Total Redevelopment	2,644,364					$475.2	$483.7	$958.9	$593.3	$1.2	$59.9	6.3%
* “Properties Under Redevelopment” are typically defined as properties where we plan to fully or partially demolish an existing building or buildings due to building obsolescence and/or properties with excess or vacant land where we plan to construct a ground-up building.
** As of September 30, 2023, 3233 Mission Oaks Blvd comprises 409,217 RSF which are not being redeveloped. We plan to construct one new building comprising 117,358 RSF. We are also performing site work across the entire project. At completion, the total project will contain 526,575 RSF. Costs and yield shown reflect the entire project.
*** As of September 30, 2023, 12752-12822 Monarch Street comprises 275,189 RSF. The project includes 111,325 RSF that were not redeveloped. We repositioned 65,968 RSF, and demolished 99,925 RSF and constructed a new 97,896 RSF building in its place. Costs and yield shown reflect the entire project.
— See numbered footnotes on page 28 —

Third Quarter 2023 Supplemental Financial Reporting Package	Page 27

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of September 30, 2023	(unaudited results, in thousands, except square feet)

Prior and Current Year Stabilized Repositioning/Redevelopment
Property (Submarket)	Rentable Square Feet	Stabilized Period	Unlevered Stabilized Yield
29025 Avenue Paine (SF Valley)	111,260	1Q-22	6.6%
900 East Ball Road (North OC)	62,607	2Q-22	6.9%
11600 Los Nietos Road (Mid-Counties)	106,251	3Q-22	9.3%
3441 MacArthur Boulevard (OC Airport)	124,102	3Q-22	14.4%
415-435 Motor Avenue (SG Valley)	94,321	4Q-22	12.2%
15650-15700 Avalon Boulevard (South Bay)	98,259	4Q-22	7.7%
19475 Gramercy Place (South Bay)	47,712	4Q-22	7.7%
12821 Knott Street (West OC)	165,171	2Q-23	10.3%
12133 Greenstone Avenue (Mid-Counties)	LAND	2Q-23	7.2%
14100 Vine Place (Mid-Counties)	122,514	2Q-23	4.5%
15601 Avalon Boulevard (South Bay)	86,879	2Q-23	6.5%
(1)For definitions of “Properties and Space Under Repositioning/Redevelopment,” “Estimated Construction Period,” “Purchase Price,” “Projected Repositioning/Redevelopment Costs,” “Projected Total Investment,” “Cumulative Investment to Date,” “Estimated Annual Stabilized Cash NOI,” “Actual Cash NOI,” “Estimated Unlevered Stabilized Yield” and “Stabilization Date - Properties and Space Under Repositioning” see pages 33 - 34 in the Notes and Definitions section of this report.
(2)“Total Property RSF” is the total RSF of the entire property or particular building(s) (footnoted if applicable) under repositioning. “Repositioning/Lease-up RSF” is the actual RSF that is subject to repositioning at the property/building, and may be less than Total Property RSF.
(3)Represents the estimated quarter that the project will reach stabilization. Includes time to complete construction and lease-up the project. The actual period of stabilization may vary materially from our estimates.
(4)As of September 30, 2023, 19431 Santa Fe Avenue has been leased and the tenant is occupying a portion of the property. The tenant is expected to take full occupancy in 4Q-23, subject to completion of repositioning work.
(5)Costs and yield shown reflect only the 8430 Tujunga Avenue & 11320-11350 Penrose Street building being repositioned.
(6)Costs and yield shown reflect only the 8902 Activity Road building being repositioned.
(7)As of September 30, 2023, 29120 Commerce Center Drive has been leased on a short-term basis through June 30, 2024. We are currently performing repositioning work around the short-term tenant.
(8)Costs and yield shown reflect only the 2034-2040 East 27th Street building being repositioned.
(9)“Other Repositioning” includes 24 projects where estimated costs are generally less than $1.0 million individually. Repositioning at these 24 projects totals 509,097 RSF.
(10)Represents the estimated rentable square footage of the project upon completion of redevelopment.
(11)Rancho Pacifica Building 5 is located at 2370-2398 Pacifica Place and represents one building totaling 51,594 RSF, out of six buildings at our Rancho Pacifica Park property, which has a total of 1,111,885 RSF. We plan to demolish the existing building and construct a new building comprising approximately 76,500 RSF. Amounts detailed in the tables above (RSF, leased %, costs, NOI and stabilized yield) reflect only this one building.

Third Quarter 2023 Supplemental Financial Reporting Package	Page 28

Current Year Acquisitions and Dispositions Summary.
As of September 30, 2023							(unaudited results)

2023 Acquisitions
Acquisition Date	Property Address	County	Submarket	Rentable Square Feet		Acquisition Price ($ in MM)	Occ. % at Acquisition	Est. Unlevered Stabilized Yield
1/6/2023	16752 Armstrong Avenue	Orange	OC Airport	81,600		$40.00	100%	5.7%
1/30/2023	10545 Production Avenue	Riverside / San Bernardino	Inland Empire West	1,101,840		365.00	100%	5.0%
2/28/2023	3520 Challenger Street	Los Angeles	South Bay	49,336		14.20	100%	6.3%
3/28/2023	9000 Airport Blvd	Los Angeles	South Bay	38,680	(1)	143.00	100%	6.3%
3/30/2023	9223-33 & 9323 Balboa Avenue and 4285 Ponderosa Avenue(2)	San Diego	Central San Diego	515,382		200.00	100%	7.4%
4/7/2023	13925 Benson Avenue	Riverside / San Bernardino	Inland Empire West	38,143		27.50	100%	6.3%
4/14/2023	19301 Santa Fe Avenue(3)	Los Angeles	South Bay	41,638		14.60	81%	5.3%
4/21/2023	2395-2399 Bateman Avenue	Los Angeles	San Gabriel Valley	134,952		41.20	100%	5.4%
7/13/2023	27712 & 27756 Avenue Mentry	Los Angeles	Greater San Fernando Valley	220,752		38.01	100%	5.5%
7/14/2023	5630 Cerritos Avenue	Orange	West Orange County	76,032		21.35	100%	6.4%
7/20/2023	9400-9500 Santa Fe Springs Road	Los Angeles	Mid-Counties	595,304		210.00	100%	6.2%
7/26/2023	422 Rosecrans Avenue(3)	Los Angeles	South Bay	9,350		2.85	100%	6.6%
7/27/2023	14650 Hoover Street	Orange	West Orange County	59,679		22.30	100%	5.1%
8/18/2023	2500 Thompson Street	Los Angeles	South Bay	174,691		20.25	100%	5.3%
Total 2023 Acquisitions through September 30, 2023				3,137,379		$1,160.26

2023 Dispositions
Disposition Date	Property Address	County	Submarket	Rentable Square Feet	Sale Price ($ in MM)
3/28/2023	8101-8117 Orion Ave.	Los Angeles	Greater San Fernando Valley	48,394	$17.00
Total 2023 Dispositions				48,394	$17.00
(1)Represents acquisition of 18.4 acres of industrial zoned land.
(2)Represents acquisition of three properties in one consolidated transaction.
(3)Represents acquisition of a current or near-term redevelopment site.

Third Quarter 2023 Supplemental Financial Reporting Package	Page 29

Net Asset Value Components.
As of September 30, 2023	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended Sep 30, 2023
Total operating rental income	$204,212
Property operating expenses	(48,085)
Pro forma effect of uncommenced leases(2)	1,951
Pro forma effect of acquisitions(3)	1,561
Pro forma NOI effect of significant properties classified as repositioning, redevelopment and lease-up(4)	21,135
Pro Forma NOI	180,774
Amortization of net below-market lease intangibles	(7,241)
Straight line rental revenue adjustment	(11,792)
Pro Forma Cash NOI	$161,741

Balance Sheet Items
Other assets and liabilities	September 30, 2023
Cash and cash equivalents	$83,268
Rents and other receivables, net	18,973
Other assets	31,817
Accounts payable, accrued expenses and other liabilities	(155,103)
Dividends payable	(81,423)
Tenant security deposits	(83,643)
Prepaid rents	(30,772)
Estimated remaining cost to complete repositioning/redevelopment projects	(427,820)
Total other assets and liabilities	$(644,703)

Debt and Shares Outstanding

Total consolidated debt(5)	$2,245,605
Preferred stock/units - liquidation preference	$241,068

Common shares outstanding(6)	206,134,730
Operating partnership units outstanding(7)	7,300,541
Total common shares and operating partnership units outstanding	213,435,271
(1)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions & reconciliation section beginning on page 31 and page 12 of this report, respectively.
(2)Represents the estimated incremental base rent from uncommenced new and renewal leases as if they had commenced as of July 1, 2023.
(3)Represents the estimated incremental NOI from Q3'23 acquisitions as if they had been acquired on July 1, 2023. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired entities as of July 1, 2023.
(4)Represents the estimated incremental NOI from the properties that were classified as current or future repositioning/redevelopment, lease-up or stabilized during the three months ended September 30, 2023, assuming that all repositioning/redevelopment work had been completed and all of the properties were fully stabilized as of July 1, 2023. Includes all properties that are separately listed on pages 26 - 27 and excludes “Other Repositionings.” We have made a number of assumptions in such estimates & there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of July 1, 2023.
(5)Excludes unamortized loan discount and debt issuance costs totaling $18.0 million.
(6)Represents outstanding shares of common stock of the Company, which excludes 349,557 shares of unvested restricted stock.
(7)Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 792,646 vested LTIP Units and 940,847 vested performance units and excludes 324,684 unvested LTIP Units and 1,516,107 unvested performance units.

Third Quarter 2023 Supplemental Financial Reporting Package	Page 30

Notes and Definitions.

Adjusted Funds from Operations (“AFFO”): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/redevelopment of certain of our properties and (v) 2nd generation tenant improvements and leasing commissions. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
In-Place Annualized Base Rent and Uncommenced Annualized Base Rent:
•In-Place Annualized Base Rent (“In-Place ABR”): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of September 30, 2023, multiplied by 12. Includes leases that have commenced as of September 30, 2023 or leases where tenant has taken early possession of space as of September 30, 2023. Excludes billboard and antenna revenue and tenant reimbursements.
•In-Place ABR per Square Foot: Calculated by dividing In-Place ABR for the lease by the occupied square feet of the lease, as of September 30, 2023.
•Combined In-Place and Uncommenced Annualized Base Rent (“In-Place + Uncommenced ABR”): Calculated by adding (i) In-Place ABR and (ii) ABR Under Uncommenced Leases (see definition below). Does not include adjustments for leases that expired and were not renewed subsequent to September 30, 2023, or adjustments for future known non-renewals.
•ABR Under Uncommenced Leases: Calculated by adding the following:
(i) ABR under Uncommenced New Leases = first full month of contractual base rents (before rent abatements) to be received under Uncommenced New Leases, multiplied by 12.
(ii) Incremental ABR under Uncommenced Renewal Leases = difference between: (a) the first full month of contractual base rents (before rent abatements) to be received under Uncommenced Renewal Leases and (b) the monthly In-Place ABR for the same space as of September 30, 2023, multiplied by 12.
•In-Place + Uncommenced ABR per Square Foot: Calculated by dividing (i) In-Place + Uncommenced ABR for the leases by (ii) the square footage under commenced and uncommenced leases (net of renewal space) as of September 30, 2023.
•Uncommenced New Leases: Reflects new leases (for vacant space) that have been signed but have not yet commenced as of September 30, 2023.
•Uncommenced Renewal Leases: Reflects renewal leases (for space occupied by renewing tenant) that have been signed but have not yet commenced as of September 30, 2023.
Capital Expenditures, Non-recurring: Expenditures made with respect to a property for repositioning, redevelopment, major property or unit upgrade or renovation, and further includes capital expenditures for seismic upgrades, roof or parking lot replacements and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made with respect to a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired; or (d) replacements of either roof or parking lots.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) fair value lease revenue and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO for non-comparable items outlined in the “Non-GAAP FFO and Core FFO Reconciliations” on pages 12 - 13. We believe that Core FFO is a useful supplemental measure and that by adjusting for items that are not considered by us to be part of our on-going operating performance, provides a more meaningful and consistent comparison of the Company’s operating and financial performance period-over-period. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends, but excludes non-recurring preferred stock redemption charges related to the write-off of original issuance costs which we do not consider reflective of our core revenue or expense streams).

Third Quarter 2023 Supplemental Financial Reporting Package	Page 31

Notes and Definitions.

Debt Covenants ($ in thousands)

		September 30, 2023
	Current Period Covenant	Revolver, $300M, $400M & $60M Term Loan Facilities	Senior Notes ($100M, $125M, $25M, $75M)
Maximum Leverage Ratio	less than 60%	19.7%	22.0%
Maximum Secured Leverage Ratio	less than 45%	1.0%	N/A
Maximum Secured Leverage Ratio	less than 40%	N/A	1.2%
Maximum Secured Recourse Debt	less than 15%	N/A	—%
Minimum Tangible Net Worth	$6,176,786	N/A	$8,579,063
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	6.1 to 1.00	6.1 to 1.00
Unencumbered Leverage Ratio	less than 60%	20.6%	23.0%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	7.70 to 1.00	7.70 to 1.00

		September 30, 2023
	Current Period Covenant	Senior Notes ($400M due 2030 & $400M due 2031)
Maximum Debt to Total Asset Ratio	less than 60%	19.9%
Maximum Secured Debt to Total Asset Ratio	less than 40%	1.1%
Minimum Debt Service Coverage Ratio	at least 1.50 to 1.00	5.81 to 1.00
Minimum Unencumbered Assets to Unsecured Debt Ratio	at least 1.50 to 1.00	5.16 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement/indenture.
EBITDAre and Adjusted EBITDA: We calculate EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre is calculated as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses of depreciable property and adjustments to reflect our proportionate share of EBITDAre from our unconsolidated joint venture. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock based compensation expense, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses, (iv) impairments of right of use assets and (v) the pro-forma effects of acquisitions and dispositions. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDAre and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, EBITDAre and Adjusted EBITDA should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDAre and
Adjusted EBITDA should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDAre and Adjusted EBITDA differently than we do; accordingly, our EBITDAre and Adjusted EBITDA may not be comparable to such other Equity REITs’ EBITDAre and Adjusted EBITDA. EBITDAre and Adjusted EBITDA should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.
Ending occupancy excluding repositioning/redevelopment: Represents consolidated portfolio occupancy adjusted to exclude all vacant SF associated with Repositioning and Redevelopment projects, including those combined in “Other Repositioning”.
Fixed Charge Coverage Ratio:

	For the Three Months Ended
	Sep 30, 2023		Jun 30, 2023		Mar 31, 2023		Dec 31, 2022		Sep 30, 2022
EBITDAre	$138,188		$132,883		$124,567		$115,946		$107,769
Amortization of above/below market lease intangibles	(7,241)		(6,232)		(8,290)		(12,959)		(7,033)
Non-cash stock compensation	8,166		7,956		8,178		9,716		6,316
Loss on extinguishment of debt	—		—		—		38		—
Impairment of right-of-use asset	—		—		188		—		—
Straight line rental revenue adj.	(11,792)		(8,653)		(7,628)		(7,467)		(8,411)
Capitalized payments	(4,395)		(4,001)		(3,934)		(3,542)		(3,653)
Recurring capital expenditures	(10,874)		(6,683)		(2,194)		(2,593)		(2,658)
2nd gen. tenant improvements & leasing commissions	(4,406)		(5,623)		(5,259)		(5,437)		(3,940)
Cash flow for fixed charge coverage calculation	$107,646		$109,647		$105,628		$93,702		$88,390
Cash interest expense calculation detail:
Interest expense	15,949		17,180		13,701		13,670		14,975
Capitalized interest	6,186		4,884		4,990		4,215		3,619
Note payable premium amort.	(205)		(203)		(66)		(64)		(63)
Amort. of deferred financing costs	(1,001)		(999)		(856)		(840)		(766)
Amort. of swap term fees & t-locks	(137)		(136)		(129)		(129)		(128)
Cash interest expense	20,792		20,726		17,640		16,852		17,637
Scheduled principal payments	367		363		379		354		546
Preferred stock/unit dividends	3,116		3,117		3,116		3,116		3,117
Fixed charges	$24,275		$24,206		$21,135		$20,322		$21,300
Fixed Charge Coverage Ratio	4.4	x	4.5	x	5.0	x	4.6	x	4.1	x
NAREIT Defined Funds from Operations (“FFO”): We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with

Third Quarter 2023 Supplemental Financial Reporting Package	Page 32

Notes and Definitions.

GAAP), excluding gains (or losses) on sale of real estate assets, gains (or losses) on sale of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions or assets incidental to our business, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate and other assets incidental to our business, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends and any preferred stock redemption charges related to the write-off of original issuance costs).
Net Operating Income (“NOI”): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, gains (or losses) on sale of real estate and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning/lease-up properties as of the end of the reporting period, assuming that all repositioning work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.
Definitions Related to Properties and Space Under Repositioning/Redevelopment:
•Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.
•Properties Under Redevelopment: Typically defined as a properties where we plan to fully or partially demolish an existing building(s) due to building obsolescence and/or a property with excess or vacant land where we plan to construct a ground-up building.
•Estimated Construction Period: The “Start” of the Estimated Construction Period is our current estimate of the period in which we will start physical construction on a property. Prior to Q4-2020, we defined the “Start” as the period in which we began activities to get a property ready for its intended use, which included pre-construction activities, including securing entitlements or permits, design, site work, and other necessary activities preceding construction. The Target Completion of the Estimated Construction Period is our current estimate of the period in which we will have substantially completed a project and the project is made available for occupancy. We expect to update our timing estimates on a quarterly basis. For projects stabilized or in lease-up, represents the actual construction completion period.
•Purchase Price: Represents the contractual purchase price of the property plus closing costs.
•Projected Repositioning/Redevelopment Costs: Represents the estimated costs to be incurred to complete construction and lease-up each repositioning/redevelopment project. Estimated costs include (i) nonrecurring capital expenditures, (ii) estimated tenant improvement allowances/costs and (iii) estimated leasing commissions. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter. Excludes capitalized costs including capitalized interest, property taxes, insurance and compensation.
•Projected Total Investment: Includes the sum of the Purchase Price and Projected Repositioning/Redevelopment Costs.
•Cumulative Investment to Date: Includes the Purchase Price and nonrecurring capital expenditures, tenant improvement costs and leasing commission costs incurred as of the reporting date.

Third Quarter 2023 Supplemental Financial Reporting Package	Page 33

Notes and Definitions.

•Estimated Annual Stabilized Cash NOI: Represents management’s estimate of each project’s annual Cash NOI once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates.
•Actual Cash NOI: Represents the actual cash NOI (a non-GAAP measure defined on page 31) for the repositioning/redevelopment property for the entire reported quarter or from the date of acquisition if such property was acquired during the current reported quarter.
•Estimated Unlevered Stabilized Yield: Calculated by dividing each project’s Estimated Annual Stabilized Cash NOI by its Projected Total Investment.
•Stabilization Date - Properties and Space Under Repositioning/Redevelopment: We consider a repositioning/redevelopment property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning/redevelopment construction work.
Rental Income: See below for a breakdown of consolidated rental income for the last five trailing quarters. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Rental revenue (before collectability adjustment)	$169,822	$161,959	$153,521	$149,295	$134,274
Tenant reimbursements	34,842	32,236	31,419	28,586	27,675
Other income	581	649	564	470	520
Increase (reduction) in revenue due to change in collectability assessment	(1,033)	(746)	(340)	71	112
Rental income	$204,212	$194,098	$185,164	$178,422	$162,581
Rent Change - Cash: Compares the first month cash rent excluding any abatement on new/renewal leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, including space in pre-development/entitlement process, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Rent Change - GAAP: Compares GAAP rent, which straightlines rental rate increases and abatements, on new/renewal leases to GAAP rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, including space in pre-development/entitlement process, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Same Property Portfolio (“SPP”): Our 2023 SPP is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2022 through September 30, 2023, and excludes (i) properties that were acquired or sold during the period from January 1, 2022 through September 30, 2023, and (ii) properties acquired prior to January 1, 2022 that were or will be classified as repositioning/redevelopment (current and future) or lease-up during
2022 and 2023 (as separately listed on pages 26-27) and select buildings in “Other Repositioning,” which we believe will significantly affect the properties’ results during the comparative periods.
SPP Historical Information: The table below reflects selected information related to our SPP as initially reported in each quarter’s respective supplemental package.

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
# of Properties	256	256	257	224	224
Square Feet	32,496,313	32,496,302	32,601,949	28,584,482	28,581,460
Ending Occupancy	97.9%	98.1%	98.0%	98.1%	98.4%
SPP NOI growth	8.9%	8.0%	7.3%	7.3%	7.2%
SPP Cash NOI growth	9.5%	10.0%	10.7%	10.7%	9.7%
Same Property Portfolio Rental Income: See below for a breakdown of 2023 & 2022 rental income for our SPP. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Rental revenue	$115,887	$106,483	$9,404	8.8%	$339,861	$315,485	$24,376	7.7%
Tenant reimbursements	23,738	22,106	1,632	7.4%	69,137	66,428	2,709	4.1%
Other income	452	365	87	23.8%	1,320	1,111	209	18.8%
Rental income	$140,077	$128,954	$11,123	8.6%	$410,318	$383,024	$27,294	7.1%
Reconciliation of Net Income to NOI and Cash NOI (in thousands):

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Net Income	$61,790	$56,910	$63,570	$45,708	$41,648
General and administrative	18,575	18,267	18,197	19,733	14,951
Depreciation & amortization	60,449	58,793	59,429	56,568	51,146
Other expenses	551	306	647	815	413
Interest expense	15,949	17,180	13,701	13,670	14,975
Loss on extinguishment of debt	—	—	—	38	—
Management & leasing services	(158)	(171)	(190)	(160)	(163)
Interest income	(1,029)	(1,497)	(882)	(5)	(3)
Gains on sale of real estate	—	—	(12,133)	—	—
NOI	$156,127	$149,788	$142,339	$136,367	$122,967
S/L rental revenue adj.	(11,792)	(8,653)	(7,628)	(7,467)	(8,411)
Amortization of above/below market lease intangibles	(7,241)	(6,232)	(8,290)	(12,959)	(7,033)
Cash NOI	$137,094	$134,903	$126,421	$115,941	$107,523

Third Quarter 2023 Supplemental Financial Reporting Package	Page 34

Notes and Definitions.

Reconciliation of Net Income to Total Portfolio NOI, Same Property Portfolio NOI and Same Property Portfolio Cash NOI:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$61,790	$41,648	$182,270	$131,449
General and administrative	18,575	14,951	55,039	44,531
Depreciation and amortization	60,449	51,146	178,671	140,226
Other expenses	551	413	1,504	746
Interest expense	15,949	14,975	46,830	34,826
Loss on extinguishment of debt	—	—	—	877
Management and leasing services	(158)	(163)	(519)	(456)
Interest income	(1,029)	(3)	(3,408)	(5)
Gains on sale of real estate	—	—	(12,133)	(8,486)
NOI	$156,127	$122,967	$448,254	$343,708
Non-Same Property Portfolio rental income	(64,135)	(33,627)	(173,156)	(69,132)
Non-Same Property Portfolio property exp.	15,732	9,615	43,013	19,974
Same Property Portfolio NOI	$107,724	$98,955	$318,111	$294,550
Straight line rental revenue adjustment	(4,928)	(4,356)	(14,166)	(15,509)
Amort. of above/below market lease intangibles	(3,625)	(4,054)	(11,024)	(12,825)
Same Property Portfolio Cash NOI	$99,171	$90,545	$292,921	$266,216
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

	2023 Estimate
	Low	High
Net income attributable to common stockholders	$1.06	$1.08
Company share of depreciation and amortization	1.16	1.16
Company share of gains on sale of real estate	(0.06)	(0.06)
Company share of Core FFO	$2.16	$2.18

Occupancy by County:

	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Ending Occupancy:
Los Angeles County	94.8%	94.9%	94.9%	95.6%	94.1%
Orange County	92.0%	91.3%	90.3%	92.7%	92.5%
Riverside / San Bernardino County	92.9%	91.9%	90.5%	89.7%	92.9%
San Diego County	92.2%	92.8%	94.7%	97.9%	98.7%
Ventura County	97.7%	98.0%	99.7%	99.7%	100.0%
Total/Weighted Average	94.1%	94.0%	93.8%	94.6%	94.5%

Total Portfolio RSF	44,998,613	44,167,774	43,954,272	42,403,735	41,716,182
Uncommenced Lease Data:

Total/Weighted Average
Occupied SF	42,363,316
Uncommenced Renewal Leases - Leased SF(1)	682,798
Uncommenced New Leases - Leased SF(1)	93,273
Leased SF	42,456,589
Percent Leased	94.4%

In-Place ABR(2)	$637,021
ABR Under Uncommenced Leases (in thousands)(2)(3)	8,386
In-Place + Uncommenced ABR (in thousands)(2)	$645,407
In-Place + Uncommenced ABR per SF(2)	$15.20
(1)Reflects the square footage of renewal and new leases, respectively, that have been signed but have not yet commenced as of September 30, 2023.
(2)See page 31 for further details on how these amounts are calculated.
(3)Includes $2.4 million of annualized base rent under Uncommenced New Leases and $6.0 million of incremental annualized base rent under Uncommenced Renewal Leases.

Third Quarter 2023 Supplemental Financial Reporting Package	Page 35